As Filed with the Securities and Exchange Commission on June 27, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABRAXIS BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0389419
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

11777 San Vicente Blvd., #550

Los Angeles, CA 90049

(310) 826-8505

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Patrick Soon-Shiong

Chief Executive Officer

Abraxis BioScience, Inc.

11777 San Vicente Blvd., #550

Los Angeles, CA 90049

(310) 826-8505

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Anna T. Pinedo

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104

(212) 468-8000

Approximate date of commencement of the proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Senior debt securities(2)
Subordinated debt securities(3)
Common stock, par value $0.001 per share (4)
Preferred stock, par value $0.001 per share (5)
Warrants (6)
Total			$500,000,000	$33,234.55

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities. In accordance with Rule 457(p), Abraxis BioScience, Inc. has offset the total filing fee due by $20,265.45 that has already been paid with respect to $250,500,000 aggregate offering price of securities that were previously registered by American Pharmaceutical Partners, Inc. pursuant to Registration Statement No. 333-108553, which was filed on September 5, 2003, and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.
(2)	There is being registered hereunder an indeterminate principal amount of senior debt securities as may be sold from time to time by the registrant.
(3)	There is being registered hereunder an indeterminate principal amount of subordinated debt securities as may be sold from time to time by the registrant.
(4)	There is being registered hereunder an indeterminate number of shares of common stock as may be issued and sold from time to time by the registrant, as well as an indeterminate number of shares of common stock that may be offered and sold from time to time for the account of persons other than the registrant. There are also being registered hereunder an indeterminate number of shares of common stock as shall be issuable upon exercise of warrants or conversion of preferred stock and/or debt securities registered hereunder.
(5)	There is being registered hereunder an indeterminate number of shares of preferred stock that may be issued and sold from time to time by the registrant, as well as an indeterminate number of shares of preferred stock that may be offered and sold from time to time for the account of persons other than the registrant. There are also being registered hereunder an indeterminate number of shares of preferred stock as shall be issuable upon exercise of warrants and/or conversion of debt securities registered hereunder.
(6)	There is being registered hereunder an indeterminate number of warrants to purchase preferred stock or common stock that may be issued and sold by the registrant from time to time, as well as an indeterminate number of warrants that may be offered and sold from time to time for the account of persons other than the registrant.

PROSPECTUS

ABRAXIS BIOSCIENCE, INC.

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

We may from time to time offer in one or more series, together or separately:

•	senior debt securities;

•	subordinated debt securities;

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock; and

•	warrants to purchase shares of our preferred stock.

We will set forth the amounts, prices and terms of these securities in supplements to this prospectus. In addition, this prospectus may be used to offer any of the above equity securities by selling securityholders.

This prospectus describes the general terms that may apply to these securities. The specific terms of any such securities to be offered will be described in supplements to this prospectus. The prospectus supplements also may add, update or change information in this prospectus. You should read this prospectus and any applicable prospectus supplement before you make your investment decision.

We may offer and sell these securities through one or more underwriters, dealers and agents, securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous basis or a delayed basis.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. Each prospectus supplement also will indicate if the securities offered thereby will be listed on any securities exchange.

Our principal executive offices are located at 11777 San Vicente Blvd., #550, Los Angeles, CA, and our phone number is (310) 826-8505. Our common stock is listed on the Nasdaq National Market under the symbol “ABBI.” Investing in the securities offered by this prospectus and the accompanying prospectus supplement involves risks. See “ Risk Factors” beginning on page 2.

Our securities may not be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such offered securities.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2006

i

OVERVIEW

Abraxis BioScience, Inc., formerly known as American Pharmaceutical Partners, Inc., is the surviving corporation of an April 2006 merger with its majority-owned parent, American BioScience, Inc. Abraxis is a pharmaceutical company that operates through three key operating divisions:

•	Abraxis Pharmaceutical Partners - develops, manufactures and markets injectable pharmaceutical products.

•	Abraxis Oncology - markets and sells our proprietary oncology product Abraxane® globally as well as any future oncology products to be developed.

•	Abraxis Research – responsible both for the advancement of the technology platform and the discovery and development of the product pipeline for both the Abraxis Pharmaceutical Products and Abraxis Oncology divisions.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration, or continuous offering process.

Each time that we or our securityholders sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and certain other offering-specific information. The prospectus supplement also may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” on page 28 of this prospectus. You should not assume that the information in this prospectus, the prospectus supplements or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have authorized no one to provide you with different information.

This prospectus, and any prospectus supplements issued in relation to it, contain our trademarks and trademarks of our affiliates, and may contain trademarks, tradenames and service marks of other parties. Unless we indicate otherwise, the terms “Abraxis,” “the combined company,” “we,” “our” and “us” as used in this prospectus refers to Abraxis BioScience, Inc. and its subsidiaries as a combined entity, except where it is made clear that the term only means the parent company. The term “APP” refers to American Pharmaceutical Partners prior to the April 2006 merger, the term “ABI” refers to American BioScience, Inc. prior to the April 2006 merger. We are a Delaware corporation that was formed in 2001 as successor to a California corporation formed in 1996. Our principal executive offices are located at 11777 San Vicente Blvd., #550, Los Angeles, CA, and our phone number is (310) 826-8505. Our website is www.abraxisbio.com. Information contained on our website is not a part of this prospectus or any prospectus supplement issued subsequently.

RISK FACTORS

You should carefully consider the risks described in this prospectus and the accompanying prospectus supplement, in addition to the other information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement before making an investment decision. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your investment. Some factors in this section are “forward-looking statements.” See “Forward-Looking Statements.”

The recently completed merger is expected to result in benefits, but we may not realize those benefits due to challenges associated with integrating the merged companies or other factors.

The success of the merger will depend in part on the success of our management in integrating our operations, technologies and personnel with those of ABI. Our inability to meet the challenges involved in integrating successfully these operations or otherwise to realize any of the anticipated benefits of the merger could seriously harm our results of operations. In addition, the overall integration of the two companies may result in unanticipated operations problems, expenses, liabilities and diversion of management’s attention. The challenges involved in integration include:

•	integrating the two companies’ operations, technologies and products;

•	coordinating and integrating sales and marketing, research and development and manufacturing functions;

•	demonstrating to our customers that the merger will not result in adverse changes in business focus;

•	assimilating the personnel of both companies and integrating the business cultures of both companies;

•	consolidating corporate and administrative infrastructures and eliminating duplicative operations; and

•	maintaining employee morale and motivation.

We may not be able to successfully integrate our operations with that of ABI in a timely manner, or at all, and we may not realize the anticipated benefits of the merger, including synergies or sales or growth opportunities, to the extent or in the time frame anticipated. The anticipated benefits and synergies of the merger are based on assumptions and current expectations, not actual experience, and assume a successful integration. In addition to the potential integration challenges discussed above, our ability to realize the benefits and synergies of the business combination could be adversely impacted to the extent that our or ABI’s relationships with existing or potential customers, suppliers or strategic partners is adversely affected as a consequence of the merger, or by practical or legal constraints on its ability to combine operations. Furthermore, financial projections based on these assumptions relating to integration may not be correct if the underlying assumptions prove to be incorrect.

Our historical financial statements and any pro forma financial statements that we have filed may not be indicative of our future financial condition or results of operations.

Our historical financial statements and any pro forma financial statements that we have filed or may file may not be indicative of the combined company’s financial condition or results of operations following the merger for several reasons. Our historical statements will not be indicative of the future results of operations of the combined company, which will integrate additional operations and expenses. The pro forma financial statements will be derived from the financial statements of APP and ABI and certain adjustments and assumptions have been made regarding the combined company after giving effect to the merger. The information upon which these adjustments and assumptions will be made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial statements will not reflect all costs that were incurred by the combined company in connection with the merger. For example, the impact of any incremental costs incurred in integrating the two companies will not be reflected in the pro forma financial statements. As a result, the actual financial condition and results of operations of the combined company may not be consistent with, or evident from, the pro forma financial statements.

If Abraxane® does not achieve strong market acceptance, our future profitability could be adversely affected and we would be unable to recoup the investments made to commercialize this product.

We have made and will continue to make a significant investment in Abraxane®, including costs associated with conducting clinical trials and obtaining necessary regulatory approvals for the use of Abraxane® in other indications and settings, expansion of our marketing, sales and manufacturing staff, the acquisition of paclitaxel raw material, and the manufacture of finished product. The success of Abraxane® in the Phase III trial for metastatic breast cancer may not be representative of the future clinical trial results for Abraxane® with respect to other clinical indications. The results from clinical, pre-clinical studies and early clinical trials conducted to date may not be predictive of results to be obtained in later clinical trials, including those ongoing at present. Further, the commencement and completion of clinical trials may be delayed by many factors that are beyond our control, including:

•	slower than anticipated patient enrollment;

•	difficulty in finding and retaining patients fitting the trial profile; and

•	adverse events occurring during the clinical trials.

Although approved by the U.S. Food and Drug Association, or the FDA, for the indication of metastatic breast cancer in January 2005, Abraxane® may not generate sales sufficient to recoup our investment. In the first quarter of 2006 our net sales of Abraxane® were $30.1 million, which represented approximately 20.9% of our total net sales. We anticipate that sales of Abraxane® will remain a significant portion of our net sales over the next several years. However, a number of pharmaceutical companies are working to develop alternative formulations of paclitaxel and other cancer drugs and therapies, any of which may compete directly or indirectly with Abraxane® and which might adversely affect the commercial success of Abraxane®. Our inability to successfully manufacture, market and commercialize Abraxane® could cause us to lose some of the investment we have made and will continue to make to commercialize this product.

If we are unable to develop and commercialize new products, our financial condition will deteriorate.

Profit margins for a pharmaceutical product generally decline as new competitors enter the market. As a result, our future success will depend on our ability to commercialize the product candidates we are currently developing, as well as develop new products in a timely and cost-effective manner. We have over 60 new product candidates under development with more than 23 Abbreviated New Drug Applications for new injectable products currently pending at the FDA. Successful development and commercialization of our product candidates will require significant investment in many areas, including research and development and sales and marketing, and we may not realize a return on those investments. In addition, development and commercialization of new products are subject to inherent risks, including:

•	failure to receive necessary regulatory approvals;

•	difficulty or impossibility of manufacture on a large scale;

•	prohibitive or uneconomical costs of marketing products;

•	inability to secure raw material or components from third-party vendors in sufficient quantity or quality or at a reasonable cost;

•	failure to be developed or commercialized prior to the successful marketing of similar or superior products by third parties;

•	lack of acceptance by customers;

•	impact of authorized generic competition;

•	infringement on the proprietary rights of third parties;

•	grant of new patents for existing products may be granted, which could prevent the introduction of newly-developed products for additional periods of time; and

•	grant to another manufacturer by the FDA of a 180-day period of marketing exclusivity under the Drug Price Competition and Patent Term Restoration Act of 1984, or the Hatch-Waxman Act, as patents or other exclusivity periods for brand name products expire.

The timely and continuous introduction of new products is critical to our business. Our financial condition will deteriorate if we are unable to successfully develop and commercialize new products.

If sales of our key products decline, our business may be adversely affected.

Our top ten products, including Abraxane®, comprised approximately 56% of our 2006 first quarter net sales. Our key products could lose market share or revenue due to numerous factors, many of which are beyond our control, including:

•	lower prices offered on similar products by other manufacturers;

•	substitute or alternative products or therapies;

•	development by others of new pharmaceutical products or treatments that are more effective than our products;

•	introduction of other generic equivalents or products which may be therapeutically interchanged with our products;

•	interruptions in manufacturing or supply;

•	changes in the prescribing practices of physicians;

•	changes in third-party reimbursement practices; and

•	migration of key customers to other manufacturers or sellers.

Any factor adversely affecting the sale of our key products may cause our revenues to decline.

Proprietary product development efforts may not result in commercial products.

We intend to maintain an aggressive research and development program for our proprietary pharmaceutical products. Successful product development in the biotechnology industry is highly uncertain, and statistically very few research and development projects produce a commercial product. Product candidates that appear promising in the early phases of development, such as in early stage human clinical trials, may fail to reach the market for a number of reasons, including:

•	the product candidate did not demonstrate acceptable clinical trial results even though it demonstrated positive pre-clinical trial results;

•	the product candidate was not effective in treating a specified condition or illness;

•	the product candidate had harmful side effects in humans or animals;

•	the necessary regulatory bodies, such as the FDA, did not approve a product candidate for an intended use;

•	the product candidate was not economical to manufacture and commercialize;

•	other companies or people have or may have proprietary rights to a product candidate, such as patent rights, and will not let the product candidate be sold on reasonable terms, or at all; or

•	the product candidate is not cost effective in light of existing therapeutics.

If we or our suppliers are unable to comply with ongoing and changing regulatory standards, sales of our products could be delayed or prevented.

Virtually all aspects of our business, including the development, testing, manufacturing, processing, quality, safety, efficacy, packaging, labeling, record-keeping, distribution, storage and advertising of our products and disposal of waste products arising from these activities, are subject to extensive regulation by federal, state and local governmental authorities in the United States, including the FDA. Our business is also subject to regulation in foreign countries. Compliance with these regulations is costly and time-consuming.

Our manufacturing facilities and procedures and those of our suppliers are subject to ongoing regulation, including periodic inspection by the FDA and foreign regulatory agencies. For example, manufacturers of pharmaceutical products must comply with detailed regulations governing current good manufacturing practices, including requirements relating to quality control and quality assurance. We must spend funds, time and effort in the areas of production, safety, quality control and quality assurance to ensure compliance with these regulations. We cannot assure that our manufacturing facilities or those of our suppliers will not be subject to regulatory action in the future.

Our products generally must receive appropriate regulatory clearance before they can be sold in a particular country, including the United States. We may encounter delays in the introduction of a product as a result of, among other things, insufficient or incomplete submissions to the FDA for approval of a product, objections by another company with respect to our submissions for approval, new patents by other companies, patent challenges by other companies which result in a 180-day exclusivity period, and changes in regulatory policy during the period of product development or during the regulatory approval process. The FDA has the authority to revoke drug approvals previously granted and remove from the market previously approved products for various reasons, including issues related to current good manufacturing practices for that particular product or in general. We may be subject from time to time to product recalls initiated by us or by the FDA. Delays in obtaining regulatory approvals, the revocation of a prior approval, or product recalls could impose significant costs on us and adversely affect our ability to generate revenue.

Our inability or the inability of our suppliers to comply with applicable FDA and other regulatory requirements can result in, among other things, warning letters, fines, consent decrees restricting or suspending our manufacturing operations, delay of approvals for new products, injunctions, civil penalties, recall or seizure of products, total or partial suspension of sales and criminal prosecution. Any of these or other regulatory actions could materially adversely affect our business and financial condition.

State pharmaceutical marketing compliance and reporting requirements may expose us to regulatory and legal action by state governments or other government authorities.

In recent years, several states, including California, Vermont, Maine, Minnesota, New Mexico and West Virginia, have enacted legislation requiring pharmaceutical companies to establish marketing compliance programs and file periodic reports on sales, marketing, pricing and other activities. Similar legislation is being considered in other states. Many of these requirements are new and uncertain, and available guidance is limited. Unless we are in full compliance with these laws, we could face enforcement action and fines and other penalties and could receive adverse publicity, all of which could harm our business.

We may be required to perform additional clinical trials or change the labeling of our products if side effects or manufacturing problems are identified after the products are on the market.

If side effects are identified after any of our products are on the market, or if manufacturing problems occur, regulatory approval may be withdrawn and reformulation of products, additional clinical trials, changes in labeling of products, and changes to or re-approvals of our manufacturing facilities may be required, any of which could have a material adverse effect on sales of the affected products and on our business and results of operations.

After any of our products are approved for commercial use, we or regulatory bodies could decide that changes to our product labeling are required. Label changes may be necessary for a number of reasons, including: the identification of actual or theoretical safety or efficacy concerns by regulatory agencies or the discovery of significant problems with a similar product that implicates an entire class of products. Any significant concerns raised about the safety or efficacy of our products could also result in the need to reformulate those products, to conduct additional clinical trials, to make changes to our manufacturing processes, or to seek re-approval of our manufacturing facilities. Significant concerns about the safety and effectiveness of a product could ultimately lead to the revocation of its marketing approval. The revision of product labeling or the regulatory actions described above could be required even if there is no clearly established connection between the product and the safety or efficacy concerns that have been raised. The revision of product labeling or the regulatory actions described above could have a material adverse effect on sales of the affected products and on our business and results of operations.

The manufacture of our products is highly exacting and complex, and if we or our suppliers encounter production problems, our business may suffer.

All of the pharmaceutical products we make are sterile, injectable drugs. We also purchase some such products from other companies. Additionally, the process for manufacturing the nano-particle product Abraxane® is relatively new and unique. The manufacture of all our products is highly exacting and complex, due in part to strict regulatory requirements and standards which govern both the manufacture of a particular product and the manufacture of these types of products in general. Problems may arise during their manufacture due to a variety of reasons including equipment malfunction, failure to follow specific protocols and procedures, and environmental factors. If problems arise during the production of a batch of product, that batch of product may have to be discarded. This could, among other things, lead to loss of the cost of raw materials and components used, lost revenue, time and expense spent in investigating the cause, and, depending on the cause, similar losses with respect to other batches or products. If such problems are not discovered before the product is released to the market, recall costs may also be incurred. To the extent we experience problems in the production of our pharmaceutical products, this may be detrimental to our business, operating results and reputation.

Our markets are highly competitive and, if we are unable to compete successfully, our revenue will decline and our business will be harmed.

The markets for injectable pharmaceutical products are highly competitive, rapidly changing and undergoing consolidation. Most of our products are generic injectable versions of brand name products that are still being marketed by proprietary pharmaceutical companies. The first company to market a generic product is often initially able to achieve high sales, profitability and market share with respect to that product. Prices, revenue and market size for a product typically decline, however, as additional generic manufacturers enter the market.

We face competition from major, brand name pharmaceutical companies as well as generic manufacturers such as Hospira, Bedford Laboratories, Baxter Laboratories (including Elkin-Sinn), Sicor Inc. (recently acquired by Teva) and Mayne Pharma (Faulding Pharmaceuticals) and, in the future, increased competition from new, foreign competitors. Smaller and foreign companies may also prove to be significant competitors, particularly through collaboration arrangements with large and established companies. Abraxane® competes, directly or indirectly, with the primary taxanes in the market place, including Bristol Myers’ Taxol® and its generic equivalents, Aventis’ Taxotere® and other cancer therapies. Many pharmaceutical companies have developed and are marketing, or are developing, alternative formulations of paclitaxel and other cancer therapies that may compete directly or indirectly with Abraxane®. Many of our competitors have significantly greater research and development, financial, sales and marketing, manufacturing, regulatory and other resources than us. As a result, they may be able to devote greater resources to the development, manufacture, marketing or sale of their products, receive greater resources and support for their products, initiate or withstand substantial price competition, more readily take advantage of acquisition or other opportunities, or otherwise more successfully market their products.

Any reduction in demand for our products could lead to a decrease in prices, fewer customer orders, reduced revenues, reduced margins, reduced levels of profitability, or loss of market share. These competitive pressures could adversely affect our business and operating results.

We face uncertainty related to pricing and reimbursement and health care reform.

In both domestic and foreign markets, sales of our products will depend in part on the availability of reimbursement from third-party payors such as government health administration authorities, private health insurers, health maintenance organizations and other health care-related organizations. Reimbursement by such payors is presently undergoing reform and there is significant uncertainty at this time how this will affect sales of certain pharmaceutical products.

Medicare, Medicaid and other governmental reimbursement legislation or programs govern drug coverage and reimbursement levels in the United States. Federal law requires all pharmaceutical manufacturers to rebate a percentage of their revenue arising from Medicaid-reimbursed drug sales to individual states. Generic drug manufacturers’ agreements with federal and state governments provide that the manufacturer will remit to each state Medicaid agency, on a quarterly basis, 11% of the average manufacturer price for generic products marketed and sold under abbreviated new drug applications covered by the state’s Medicaid program. For proprietary products, which are marketed and sold under new drug applications, manufacturers are required to rebate the greater of (a) 15.1% of the average manufacturer price or (b) the difference between the average manufacturer price and the lowest manufacturer price for products sold during a specified period.

Both the federal and state governments in the United States and foreign governments continue to propose and pass new legislation, rules and regulations designed to contain or reduce the cost of health care. Existing regulations that affect the price of pharmaceutical and other medical products may also change before any of our products are approved for marketing. Cost control initiatives could decrease the price that we receive for any product we develop in the future. In addition, third-party payers are increasingly challenging the price and cost-effectiveness of medical products and services and litigation has been filed against a number of pharmaceutical companies in relation to these issues. Additionally, significant uncertainty exists as to the reimbursement status of newly approved injectable pharmaceutical products, including Abraxane®. Our products may not be considered cost effective or adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an adequate return on our investment.

If we are unable to maintain our key customer arrangements, sales of our products and revenue would decline.

Almost all injectable pharmaceutical products are sold to customers through arrangements with group purchasing organizations, or GPOs, and distributors. The majority of hospitals contract with the GPO of their choice for their purchasing needs. We currently derive, and expect to continue to derive, a large percentage of our revenue from customers that are members of a small number of GPOs. Currently, fewer than ten GPOs control a large majority of sales to hospital customers. We have purchasing arrangements with the major GPOs in the United States, including AmeriNet, Inc., Broadlane Healthcare Corporation, Consorta, Inc., MedAssets Inc., Novation, LLC, Owen Healthcare, Inc., PACT, LLC, Premier Purchasing Partners, LP, International Oncology Network, or ION, National Oncology Alliance, or NOA, and U.S. Oncology, Inc. In order to maintain these relationships, we believe we need to be a reliable supplier, offer a broad product line, remain price competitive, comply with FDA regulations and provide high-quality products. The GPOs through which we sell our products also have purchasing agreements with other manufacturers that sell competing products and the bid process for products such as ours is highly competitive. Most of our GPO agreements may be terminated on short notice. If we are unable to maintain our arrangements with GPOs and key customers, sales of our products and revenue would decline.

The strategy to license rights to or acquire and commercialize proprietary, biological injectable or other specialty injectable products may not be successful, and we may never receive any return on our investment in these product candidates.

We may license rights to or acquire products from third parties. Additionally, we are in the process of establishing our capabilities in biologic generic products so that we may be able to offer such products when regulatory approvals and patents allow for such products. Other companies, including those with substantially greater financial and sales and marketing resources, will compete with us to license rights to or acquire these products. We may not be able to license rights to or acquire these proprietary, or other, products on acceptable terms, if at all. Even if we obtain rights to a pharmaceutical product and commit to payment terms, including, in some cases, significant up-front license payments, we may not be able to generate product sales sufficient to create a profit or otherwise avoid a loss.

A product candidate may fail to result in a commercially successful drug for other reasons, including the possibility that the product candidate may:

•	be found during clinical trials to be unsafe or ineffective;

•	fail to receive necessary regulatory approvals;

•	be difficult or uneconomical to produce in commercial quantities;

•	be precluded from commercialization by proprietary rights of third parties; or

•	fail to achieve market acceptance.

The marketing strategy, distribution channels and levels of competition with respect to any licensed or acquired product may be different from those of our current products, and we may not be able to compete favorably in any new product category.

We are subject to restrictive and negative covenants under our $450 million three-year revolving credit facility, which may prevent us from capitalizing on business opportunities and taking some actions.

On April 18, 2006, we entered into a credit agreement with a syndicate of banks for a $450 million three-year unsecured revolving credit facility, with a sublimit for up to $10 million for standby and commercial letters of credit and $20 million for swing line loans. Among other things, the credit agreement restricts the payment of dividends by us, and restricts our ability to incur indebtedness and make future loans to third parties, other than under circumstances set forth in the credit agreement. In addition, our ability to borrow under this credit facility is subject to our ongoing compliance with certain financial and other covenants, such as minimum net worth, maximum funded debt to EBITDA ration and maximum EBITDA to interest expense ratio. We cannot assure that these operational and financial covenants will not hinder our ability to finance future operations or capital needs or to pursue available business opportunities, including the purchase of additional facilities. A breach of any of these covenants or our inability to maintain the required financial ratios could result in a default under this credit facility. If a default occurs, the relevant lenders could elect to declare the outstanding indebtedness, together with accrued interest and other fees, to be immediately due and payable. Further, we may require additional capital in the future to expand business operations, acquire businesses or facilities, or replenish cash expended sooner than anticipated and such additional capital may not otherwise be available on satisfactory terms.

Entities affiliated with our Chief Executive Officer own a significant percentage of our common stock and could exercise significant influence over matters requiring stockholder approval, regardless of the wishes of other stockholders.

As of June 6, 2006, entities affiliated with our chief executive officer owned approximately 84% of our common stock. Accordingly, they have the ability to significantly influence all matters requiring stockholder approval, including the election and removal of directors and approval of significant corporate transactions such as mergers, consolidations and sales of assets. Although these entities have executed a corporate governance and voting agreement in connection with the merger, that agreement will terminate by its terms no later than the 2007 annual stockholders’ meeting. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control or impeding a merger or consolidation, takeover or other business combination, which could cause the market price of our common stock to fall or prevent our stockholders from receiving a premium in such a transaction. This significant concentration of stock ownership may adversely affect the market for and trading price of our common stock if investors perceive that conflicts of interest may exist or arise.

We depend heavily on the principal members of our management and research and development teams, the loss of whom could harm our business.

We depend heavily on the principal members of our management and research and development teams, Each of the members of the executive management team is employed “at will.” Only Carlo Montagner, president of Abraxis Oncology, a division of our company, has an employment agreement with us. The loss of the services of any member of the executive management team may significantly delay or prevent the achievement of product development or business objectives.

To be successful, we must attract, retain and motivate key employees, and the inability to do so could seriously harm our operations.

To be successful, we must attract, retain and motivate executives and other key employees. Our employees may experience uncertainty about their future roles with the combined company until or after strategies for the combined company are announced or executed. These circumstances may adversely affect our ability to attract and retain key personnel. We also must continue to attract and motivate employees and keep them focused on our strategies and goals, which effort may be adversely affected as a result of the uncertainty and difficulties with integrating APP and ABI.

We depend on third parties to supply raw materials and other components and may not be able to obtain sufficient quantities of these materials, which will limit our ability to manufacture our products on a timely basis and harm our operating results.

The manufacture of our products requires raw materials and other components that must meet stringent FDA requirements. Some of these raw materials and other components are available only from a limited number of sources. Additionally, our regulatory approvals for each particular product denote the raw materials and components, and the suppliers for such materials, we may use for that product. Obtaining approval to change, substitute or add a raw material or component, or the supplier of a raw material or component, can be time consuming and expensive, as testing and regulatory approval is necessary. In the past, we have experienced shortages in some of the raw materials and components we purchase. If our suppliers are unable to deliver sufficient quantities of these materials on a timely basis or we encounter difficulties in our relationships with these suppliers, the manufacture and sale of our products may be disrupted, and our business, operating results and reputation could be adversely affected.

Other companies may claim that we infringe their intellectual property or proprietary rights, which could cause us to incur significant expenses or prevent us from selling our products.

Our success depends in part on our ability to operate without infringing the patents and proprietary rights of third parties. The manufacture, use and sale of new products with conflicting patent rights have been subject to substantial litigation in the pharmaceutical industry. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. Infringement litigation is prevalent with respect to generic versions of products for which the patent covering the brand name product is expiring, particularly since many companies which market generic products focus their development efforts on products with expiring patents. A number of pharmaceutical companies, biotechnology companies, universities and research institutions may have filed patent applications or may have been granted patents that cover aspects of our products or our licensors’ products, product candidates or other technologies.

Future or existing patents issued to third parties may contain claims that conflict with our products. We are subject to infringement claims from time to time in the ordinary course of our business, and third parties could assert infringement claims against us in the future with respect to our current products, products we may develop or products we may license. Litigation or interference proceedings could force us to:

•	stop or delay selling, manufacturing or using products that incorporate or are made using the challenged intellectual property;

•	pay damages; or

•	enter into licensing or royalty agreements that may not be available on acceptable terms, if at all.

Any litigation or interference proceedings, regardless of their outcome, would likely delay the regulatory approval process, be costly and require significant time and attention of key management and technical personnel.

Our inability to protect our intellectual property rights in the United States and foreign countries could limit our ability to manufacture or sell our products.

We rely on trade secrets, unpatented proprietary know-how, continuing technological innovation and, in some cases, patent protection to preserve our competitive position. Our patents and those for which we have or will license rights, including for Abraxane®, may be challenged, invalidated, infringed or circumvented, and the rights granted in those patents may not provide proprietary protection or competitive advantages to us. We and our licensors may not be able to develop patentable products. Even if patent claims are allowed, the claims may not issue, or in the event of issuance, may not be sufficient to protect the technology owned by or licensed to us. Third party patents could reduce the coverage of the patents license, or that may be license to or owned by us. If patents containing competitive or conflicting claims are issued to third parties, we may be prevented from commercializing the products covered by such patents, or may be required to obtain or develop alternate technology. In addition, other parties may duplicate, design around or independently develop similar or alternative technologies.

We may not be able to prevent third parties from infringing or using our intellectual property. We generally control and limit access to, and the distribution of, our product documentation and other proprietary information. Despite our efforts to protect this proprietary information, however, unauthorized parties may obtain and use information that we regard as proprietary. Other parties may independently develop similar know-how or may even obtain access to our technologies.

The laws of some foreign countries do not protect proprietary information to the same extent as the laws of the United States, and many companies have encountered significant problems and costs in protecting their proprietary information in these foreign countries.

The U.S. Patent and Trademark Office and the courts have not established a consistent policy regarding the breadth of claims allowed in pharmaceutical patents. The allowance of broader claims may increase the incidence and cost of patent interference proceedings and the risk of infringement litigation. On the other hand, the allowance of narrower claims may limit the value of our proprietary rights.

We may need to change our business practices to comply with changes to, or may be subject to charges under, the fraud and abuse laws.

We are subject to various federal and state laws pertaining to health care fraud and abuse, including anti-kickback, marketing and pricing laws. Violations of these laws are punishable by criminal and/or civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal and state health care programs such as Medicare and Medicaid. We may have to change our business practices, or our existing business practices could be challenged as unlawful due to changes in laws, regulations or rules or due to administrative or judicial findings, which could materially adversely affect our business.

We may be required to defend lawsuits or pay damages for product liability claims.

Product liability is a major risk in testing and marketing biotechnology and pharmaceutical products. We may face substantial product liability exposure in human clinical trials and for products that we sell after regulatory approval. Historically we have carried product liability insurance and we expect to continue such policies. Product liability claims, regardless of their merits, could exceed policy limits, divert management’s attention, and adversely affect our reputation and the demand for our products.

We may become subject to federal false claims or other similar litigation brought by private individuals and the government.

The Federal False Claims Act allows persons meeting specified requirements to bring suit alleging false or fraudulent Medicare or Medicaid claims and to share in any amounts paid to the government in fines or settlement. These suits, known as qui tam actions, have increased significantly in recent years and have increased the risk that a health care company will have to defend a false claim action, pay fines and/or be excluded from Medicare and Medicaid programs. Federal false claims litigation can lead to civil monetary penalties, criminal fines and imprisonment and/or exclusion from participation in Medicare, Medicaid and other federally funded health programs. Other alternate theories of liability may also be available to private parties seeking redress for such claims. A number of parties have brought claims against numerous pharmaceutical manufacturers, and we cannot be certain that such claims will not be brought against us, or if they are brought, that such claims might not be successful.

Failure to comply with internal control attestation requirements could lead to loss of public confidence in our financial statements and negatively impact our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to include in each Annual Report on Form 10-K, management’s assessment of the effectiveness of our internal control over financial reporting. Furthermore, our independent registered public accounting firm is required to attest to whether management’s assessment of the effectiveness of internal controls over financial reporting is fairly stated in all material respects and separately report on whether it believes we maintained, in all material respects, effective internal control over financial reporting. ABI, as a privately held company, was not required to review or assess its internal control procedures. Following the merger, we are required to modify and apply the disclosure controls and procedures, internal controls and related corporate governance policies to include the current operations of ABI. If we fail to timely complete the development of the combined company’s internal controls and management is unable to make this assessment, or if the independent registered public accounting firm cannot timely attest to this assessment, we could be subject to regulatory sanctions and a loss of public confidence in its internal control and the reliability of our financial statements, which ultimately could negatively impact our stock price.

Any future acquisitions and other material changes in our operations likely will require us to expand and possibly revise our disclosure controls and procedures, internal controls and related corporate governance policies. In addition, the new and changed laws and regulations are subject to varying interpretations in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. If our efforts to comply with new or changed laws and regulations differ from the conduct intended by regulatory or governing bodies due to ambiguities or varying interpretations of the law, we could be subject to regulatory sanctions, our reputation may be harmed and our stock price may be adversely affected.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect its reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way it conducts business. For example, on December 16, 2004, the Financial Accounting Standards Board, or FASB issued Statement of Financial Accounting Standards, or FAS 123(R). FAS 123(R) requires that employee stock-based compensation be measured based on its fair-value on the grant date and treated as an expense that is reflected in the financial statements over the related service period. In April 2005, the SEC adopted an amendment to Rule 4-01(a) of Regulation S-X that delayed the implementation of FAS 123(R) until the first interim or annual period of the registrant’s first fiscal year beginning on or after June 15, 2005. As a result, we adopted FAS 123(R) in the first quarter of 2006 using the modified retrospective approach. Under this approach, the fair value of stock-based employee compensation was recorded as an expense in the current year, in addition, our prior year results have been restated as if we had used the fair value method during previous periods. The adoption of FAS 123(R) is expected to have a material adverse effect on our results of operations for 2006 and subsequent periods. However, we do not believe the application of FAS 123(R) will have a direct impact on our overall financial position or liquidity.

Our earnings per share may decline as a result of the merger, which may adversely affect the market price of our common stock

Our merger with ABI is expected to be dilutive to our earnings per share over the next several years due to the number of our shares of common stock that were issued, the limited amount of current ABI revenue, incremental ABI expenses, ABI’s restricted stock unit plan, the amortization of the purchase price step-up and other acquisition-related changes.

Future sales of substantial amounts of our common stock may adversely affect our market price.

In connection with the merger, we have issued a significant number of additional shares of our common stock to a small number of ABI stockholders. Although such shares are not immediately freely tradeable, we have granted registration rights to the ABI stockholders to permit the resale of the shares of our common stock that they have received in the merger. Future sales of substantial amounts of our common stock into the public market, or perceptions in the market that such sales could occur, may adversely affect the prevailing market price of our common stock.

Our stock price has been volatile in response to market and other factors.

The market price for our common stock has been and may continue to be volatile and subject to price and volume fluctuations in response to market and other factors, including the following, some of which are beyond our control:

•	the increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the merger may limit interest in our securities;

•	variations in quarterly operating results from the expectations of securities analysts or investors;

•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;

•	announcements of technological innovations or new products or services by us or our competitors;

•	reductions in the market share of our products;

•	the inability to increase the market share of Abraxane® at a sufficient rate;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	general technological, market or economic trends;

•	investor perception of our industry or prospects;

•	insider selling or buying;

•	investors entering into short sale contracts;

•	regulatory developments affecting our industry; and

•	additions or departures of key personnel.

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference certain forward-looking statements regarding our anticipated financial condition, results of operations and businesses in the future, including management’s beliefs, projections and assumptions concerning future results and events. These forward-looking statements generally are in the future tense and may, but do not necessarily, include words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “will,” “should,” “could,” “predicts,” “potential,” “continue” or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Our future results may differ materially from those expressed in these forward-looking statements. Some of the factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, those identified under “Risk Factors” above and in the annual and quarterly reports we file with the SEC, as well as the following:

•	Abraxane® does not achieve strong market acceptance in the treatment of metastatic breast cancer or for future approved indications other than metastatic breast cancer or in foreign countries;

•	integrating the businesses of APP and ABI is more difficult than expected;

•	the combined company is unable to execute its business strategy; and

•	general economic and business conditions change.

Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this information statement. We do not undertake any obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect the occurrence of any future developments or events.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the securities sold by us will be added to our general corporate funds and may be used for general corporate purposes. Until the net proceeds have been used, they will be invested in short-term marketable securities in accordance with our investment policy. If we elect at the time of the issuance of the securities to make different or more specific use of proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.

We will not receive any proceeds from the sale of securities by a selling securityholder.

When we issue a particular series of securities, we will describe in the applicable prospectus supplement the intended use of proceeds from the sale of those securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, if any, for each of the years in the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document we file with the SEC and incorporate by reference.

THE SECURITIES WE MAY OFFER

We may use this prospectus to offer:

•	senior debt securities;

•	subordinated debt securities;

•	common stock;

•	preferred stock;

•	warrants to purchase common stock; and

•	warrants to purchase preferred stock.

In addition, this prospectus may be used to offer any of the above equity securities by selling securityholders. The following briefly summarizes the general terms and provisions of the securities that we or our securityholders may offer. A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities. You should read the particular terms of the securities as described in any prospectus supplement, together with the provisions of our certificate of incorporation, bylaws and any relevant instrument and agreement relating to such securities. The specific terms of the securities offered may differ from the terms discussed below and you should always read the entire instruments and agreements defining the terms of the securities before you make an investment decision with respect to such securities.

Description of Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities and they may be secured or unsecured. Senior debt securities will be issued pursuant to an indenture to be entered into between us and an indenture trustee, or another trustee to be named in a prospectus supplement. The subordinated debt securities will be issued pursuant to an indenture to be entered into between us and an indenture trustee to be named in a prospectus supplement. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the “indentures.”

The senior indenture and the subordinated indenture are expected to be substantially similar, except that (1) the subordinated indenture, unlike the senior indenture, provides for debt securities that are specifically made junior in right of payment to our other specified debt and (2) the senior indenture, unlike the subordinated indenture, restricts our ability and the ability of certain of our subsidiaries to issue any secured debt and may contain additional negative covenants. Neither the senior indenture nor the subordinated indenture limit the aggregate principal amount of debt securities that we may issue from time to time.

General Terms of the Debt Securities

The debt securities of any series will be our direct, secured or unsecured obligations. Senior debt securities of any series will be our unsubordinated obligations and rank equally with all of our other unsecured and unsubordinated debt, including any other series of debt securities issued under the senior indenture. Subordinated debt securities of any series will be junior in right of payment to our senior indebtedness as defined in the applicable indenture. In the event that our secured creditors, if any, exercise their rights with respect to our assets pledged to them, our secured creditors would be entitled to be repaid in full from the proceeds of those assets before those proceeds would be available for distribution to our other creditors, including the holders of debt securities of any series.

Our $450 million three-year unsecured revolving credit facility with a syndicate of banks restricts our ability to create or incur indebtedness and we will be required to obtain the lenders’ consent prior to the sale of any debt securities hereunder. For a summary description of the credit facility, see “Credit Agreement and Revolving Credit Facility” below.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities of any series or to make any funds available to us, whether by dividend, loans or other payments. Therefore, the assets of our subsidiaries will be subject to the prior claims of all creditors of those subsidiaries, including trade creditors and the lenders under our senior credit facility to the extent our subsidiaries guarantee the debt thereunder. The payment of dividends or the making of loans or advances to us by our subsidiaries may be subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

The indentures are not expected to limit the aggregate principal amount of debt securities that we may issue and may provide that we may issue debt securities from time to time in one or more series. We may, from time to time, without giving notice to, or seeking the consent of, the holders of any debt securities of any series registered hereunder, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities of that series. Any additional debt securities having such similar terms, together with the outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Specific Terms of the Debt Securities

We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. In the prospectus supplement, we will describe the following terms of the series of debt securities which we are offering, to the extent applicable:

•	the title of the debt securities of the series;

•	whether the debt securities of the series are senior or subordinated;

•	the subordination provisions that will apply to any subordinated debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal of the debt securities of the series is payable;

•	the place or places where payments will be made;

•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•	the date or dates from which any interest shall accrue, the interest payment dates on which any interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders to whom interest is payable on any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option;

•	the obligation, if any, of us to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in participation of future sinking fund obligations, or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series, including the form of the certificate of authentication for the series;

•	if other than denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•	whether the debt securities are issuable as global securities and, in such case, the identity of the depositary for such series;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof in connection with an event of default (as described below);

•	any additional or different events of default or restrictive covenants provided for with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•	if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency or currency unit in which payment of the principal of, or premium, if any, or interest on the debt securities of the series shall be payable;

•	the application, if any, of the terms of the indentures relating to defeasance or covenant defeasance (as described below); and

•	any and all other terms with respect to the debt securities of the series, including any terms which may be required by or advisable under any laws or regulations or advisable in connection with the marketing of debt securities of the series.

Unless we state otherwise in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the trustee or another agent of ours. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to you at the address we have for you in the register.

Unless we state otherwise in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We also may refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

Global Debt Securities

We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of a beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depository, as appropriate.

Each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize the beneficial owners owning through participants to give or take the action or would otherwise act upon the instructions of the beneficial owners owning through them.

We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. We expect that the depositary or its nominee for any registered global security, upon receipt of any payment of principal, any premium or any interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through participants.

Under the terms of the indentures, we and the applicable trustee will treat the depositary or its nominee as the owner of the registered global security for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee under the applicable indenture nor any of our agents will have any responsibility or liability for:

•	any aspect of the records of the depositary, its nominee or any direct or indirect participant relating to, or payment made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records of the depositary, its nominee or any direct or indirect participant relating to, or payments made on account of, the beneficial ownership interests; or

•	the depositary, its nominee or any direct or indirect participants.

If (1) the depositary for any series of debt securities notifies us that it is no longer willing or able to act as a depositary or clearing system for the debt securities or the depositary ceases to be registered or in good standing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and a successor depositary or clearing system is not appointed within 90 days after we have received notice or become aware of this condition, (2) we, at our option, notify the applicable trustee in writing that we elect to cause the issuance of debt securities in certificated form under the applicable indenture or (3) upon the occurrence and continuation of an event of default under an indenture, then, upon surrender of the depositary of the registered global debt securities, certificated debt securities will be issued to each person that the depositary identifies to us as the owner of the debt securities represented by the global debt securities. Upon any such issuance, the applicable trustee is required to register the certificated notes in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to these persons. Neither we, the applicable trustee nor our agents will be liable for any delay by the depositary, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities, and each such person may conclusively rely on, and will be protected in relying on, instructions from the depositary for all purposes, including with respect to the registration and delivery, and the respective principal amounts of, the certificated debt securities to be issued.

Unless certificated notes are issued, a global security of a series may be transferred, in whole but not in part, only to another nominee of the depositary for the series, or to a successor depositary for the series selected and approved by us or to a nominee of such successor depositary.

Covenants Applicable to the Debt Securities

Other than as described below, the indentures are not expected to contain any provisions that would offer protection to securityholders in the event of a takeover, recapitalization or similar occurrence. In addition, other than certain limitation on liens and sale and lease-back transactions that may be imposed under the senior indenture, the indentures are not expected to contain any provisions that would limit our ability to incur indebtedness or that would offer protection to securityholders in the event of a ratings downgrade, a sudden and significant decline in our credit quality or a highly leveraged transaction.

Merger, Consolidation or Sale of Assets

Nothing contained in the indentures prevents any consolidation or merger of Abraxis with or into any other entity or entities (whether or not affiliated with Abraxis), or successive consolidations or mergers in which we or any of our successors is a party, or will prevent any sale, conveyance, lease, transfer or other disposition of all or substantially all of our property or any of our successors, to any other entity (whether or not affiliated with us or our successors) authorized to acquire and operate the same; provided, however, that upon any such consolidation, merger, sale, conveyance, lease, transfer or other disposition, the due and punctual payment of the principal of, premium, if any, and interest on all of the debt securities and the due and punctual performance and observance of all the covenants and conditions of the indentures with respect to the debt securities or established with respect to any series of debt securities to be kept or performed by us (or such successor) will be expressly assumed by supplemental indentures satisfactory in form to the applicable trustee executed and delivered to such trustee by the entity formed by such consolidation (if other than Abraxis), or into which we (or such successor) will have been merged, or by the entity which will have acquired such property.

In case of any such consolidation, merger, sale, conveyance, lease, transfer or other disposition and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the applicable trustee and satisfactory in form to such trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the debt securities outstanding and the due and punctual performance of all of the covenants and conditions of the indentures or established with respect to any series of debt securities pursuant to the indentures to be performed by us, such successor entity will succeed to and be substituted for us with the same effect as if it had been named as Abraxis in the indentures, and the predecessor entity will be relieved of all obligations and covenants under the indentures and the debt securities. After that time, all of our obligations under the debt securities and the indentures terminate.

If, as a result of any such consolidation, merger, sale, conveyance, lease, transfer or other disposition, our properties or assets or the properties or assets of certain of our subsidiaries would become subject to any lien which would not be permitted under the applicable indenture without equally and ratably securing the senior debt securities, we or our subsidiaries or successor person, as the case may be, will take the steps as are necessary to secure effectively the senior debt securities equally and ratably with, or prior to, all indebtedness secured by those liens.

Events of Default

The following are the expected events of default under the indentures with respect to a series of debt securities:

•	we default in the payment of any installment of interest upon any of the debt securities of that series, as and when the same shall become due and payable, and such default continues for a period of 30 days; provided, however, that a valid extension of an interest payment period in accordance with the terms of the debt securities of that series shall not constitute a default in the payment of interest for this purpose;

•	we default in the payment of the principal of, or premium, if any, on, any of the debt securities of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of the debt securities of that series shall not constitute a default in the payment of principal or premium, if any, for this purpose;

•	we fail to observe or perform any other of its covenants or agreements with respect to that series of debt securities contained in the applicable indenture or otherwise established with respect to that series of debt securities (other than a covenant or agreement that has been expressly included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) for a period of 60 days after the date on which written notice of such failure shall have been received from the applicable trustee or from the holders of at least 25% in principal amount of the debt securities of that series; or

•	certain events of our bankruptcy, insolvency or reorganization, whether voluntary or not.

If an event of default with respect to any series of debt securities occurs and is continuing, the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare that series of debt securities due and payable immediately. In case of an event of default with respect to any series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium, if any, of all outstanding debt securities of any series will become and be immediately due and payable without any declaration or other act by the applicable trustee or any holder of outstanding debt securities of any series. Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind any such acceleration with respect to the debt securities of that series and its consequences.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default or event of default with respect to any series of debt securities and its consequences, except defaults or events of default regarding payment of principal, any premium or interest. A waiver will eliminate the default.

If an event of default with respect to any series of debt securities occurs and is continuing, the applicable trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture, unless the holders of the debt securities of that series have offered the applicable trustee reasonable indemnity. The holders of a majority in principal amount of debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on such trustee, provided that:

•	such proceeding or exercise is not in conflict with any law or the applicable indenture;

•	the applicable trustee may take any other action deemed proper by it that is not inconsistent with directions from the holders; and

•	unless otherwise provided under the Trust Indenture Act of 1939, or the TIA, the applicable trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of debt securities of any series will only have the right to institute a proceeding under the applicable indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the applicable trustee of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	those holders have offered reasonable indemnity to the applicable trustee to institute proceedings as trustee; and

•	the applicable trustee does not institute a proceeding and does not receive conflicting directions within 60 days.

These limitations do not apply to a suit brought by a holder of debt securities of any series if we default in the payment of the principal, any premium or interest on such debt securities. Any right of a holder of the debt securities of that series to receive payments of the principal of, and premium, if any, and any interest on debt securities of that series on or after the due dates expressed in the debt securities of that series and to institute suit for the enforcement of any such payment on or after such dates will not be impaired or affected without the consent of such holder.

We will periodically file statements with the trustees regarding its compliance with the covenants in the indentures.

Modification of Indentures

We and the applicable trustee may change either indenture without the consent of any holder of debt securities to:

•	fix any ambiguity, defect or inconsistency in the applicable indenture;

•	evidence the succession of another corporation to Abraxis and the assumption by such party of the obligations of Abraxis pursuant to the successor obligor provisions of either indenture;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add to the covenants of Abraxis for the benefit of all or any series of debt securities;

•	add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities set forth in either indenture;

•	change anything that does not materially and adversely affect the interests of the holders of debt securities of any series;

•	provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, establish the form of any certifications required or add to the rights of any holders of any series of debt securities;

•	secure the senior debt securities pursuant to the limitations on lien covenant;

•	add any additional events of default;

•	change or eliminate any of the provisions of either indenture; provided that any such change or elimination shall become effective only when there are no debt securities of any series outstanding under the applicable indenture created prior to such change or elimination which is entitled to the benefit of such provision;

•	provide for the appointment of a successor trustee with respect to the debt securities of one or more series; or

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the indentures under the TIA.

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected, we and the applicable trustee may add to, change or eliminate any provisions of the applicable indenture. However, the following changes may only be made with the consent of each affected holder:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount of any debt securities of any series;

•	reducing the rate or extending the time of payment of interest of any debt securities of any series;

•	reducing any premium payable upon redemption of any debt securities of any series;

•	with respect to any subordinated debt securities of any series, amending or modifying any provision or related definition affecting the subordination or ranking of the subordinated debt securities of any series in any manner adverse to the holders of that series of subordinated debt securities; or

•	reducing the percentage of debt securities outstanding required to consent to any amendment to the applicable indenture or to the debt securities of any series.

No particular form of supplemental indenture may be required for any amendment. Promptly after the execution of any supplemental indenture, the applicable trustee will mail a notice setting forth in general terms the substance of the supplemental indenture to the holders of debt securities of all series affected.

Failure on the part of such trustee to mail the notice will not affect the validity of the supplemental indenture.

Satisfaction and Discharge

The applicable indenture will cease to be of further effect with respect to the debt securities of any series, except as may otherwise be provided in such indenture, if at any time (i) we have delivered to the applicable trustee for cancellation all authenticated debt securities of the series (other than destroyed, lost or stolen debt securities and debt securities for whose payment money has been deposited in trust or segregated and held in trust by us as provided by the applicable indenture) or (ii) all debt securities of the series not delivered to the applicable trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for the giving of notice for redemption, and we deposit with the applicable trustee as trust funds, cash or government securities which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal and any premium and interest on all debt securities of the series and all other sums payable by us under the applicable indenture in connection with all debt securities of the series. This type of a trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel meeting the requirements set forth in the applicable indenture.

Legal Defeasance and Covenant Defeasance

Each indenture is expected to provides that, subject to conditions specified in the indenture, we may elect either:

•	legal defeasance with respect to the debt securities of any series, whereby we are discharged from any and all obligations with respect to the debt securities of any series, except as may be otherwise provided in the indenture; or

•	covenant defeasance with respect to the debt securities of any series, whereby we are released from certain obligations as provided in the applicable indenture.

We may do so in either case by depositing with the applicable trustee, as trust funds, cash or government securities which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal and any premium and interest on the debt securities of the series and all other sums payable by us under the indentures in connection with the debt securities of the series. This type of a trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel meeting the requirements set forth in the applicable indenture.

Subordination

Any subordinated debt securities issued under the subordinated indenture will be subordinate and junior in right of payment to all our senior debt whether existing at the date of the subordinated note indenture or subsequently incurred. The term “senior debt” means the principal of, and any premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not such claim for postpetition interest is allowed in such proceeding, on our debt, whether incurred on, before or after the date of the subordinated note indenture, unless the instrument creating or evidencing the debt or under which the debt is outstanding provides that obligations created by it are not superior in right of payment to the subordinated debt securities. The term “debt” means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•	every obligation of such person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of such person; and

•	every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise.

Upon any payment or distribution of our assets to creditors upon any:

•	liquidation;

•	dissolution;

•	winding up;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshaling of assets or any bankruptcy;

•	insolvency; or

•	debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Abraxis;

the holders of senior debt will first be entitled to receive payment in full of the principal of and any premium and interest on such senior debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities.

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of or any premium or interest on the subordinated debt securities.

No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to senior debt;

•	there has occurred and is continuing an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof; or

•	any judicial proceeding is pending with respect to any such default or event of default with respect to any senior debt.

Conversion Rights

If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our common stock or other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of debt securities would be subject to adjustment.

Governing Law

The indentures and any debt securities are expected to be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the TIA applies.

Assignment

We will have the right at any time to assign any of our rights or obligations under either indenture to a direct or indirect wholly-owned subsidiary, provided that we will remain liable for all obligations under the indentures.

Concerning the Trustee

We have had and may continue to have commercial and investment banking relationships with the trustee in the ordinary course of business.

Credit Agreement and Revolving Credit Facility

On April 18, 2006 we entered into an agreement (the “Credit Agreement”) for a $450 million three-year unsecured revolving credit facility, with a sublimit for up to $10 million for standby and commercial letters of credit and $20 million for swing line loans with a syndicate of banks including Fifth Third Bank as administrative agent and letter of credit issuer, Wachovia Bank, National Association, as documentation agent, and Harris Nesbitt Financing, Inc., as syndication agent, and various financial institutions from time to time a party to the Credit Agreement, as lenders thereunder.

Interest rates under the credit facility vary depending on the type of loan made and our leverage ratio on the date each loan is made. At our option, each loan under the Credit Agreement will bear interest at either the “Base Rate” plus the Applicable Margin or the reserve adjusted LIBOR Rate plus the Applicable Margin. The “Base Rate” is the greater of the prime rate charged by Fifth Third Bank, or the federal funds rate plus 1/2 of 1%, and the “Applicable Margin” ranges from minus 50 basis points to 1.625%. Loans bearing interest at the reserve adjusted LIBOR Rate will be fixed for interest periods of one, two or three months.

Our ability to borrow under this credit facility is subject to our ongoing compliance with certain financial and other covenants, including:

•	minimum net worth;

•	maximum funded debt to EBITDA ratio; and

•	maximum EBITDA to interest expense ratio.

The Credit Agreement restricts the payment of dividends by us, and restricts our ability to incur indebtedness and make future loans to third parties, other than under circumstances set forth in the Credit Agreement. The Credit Agreement also contains customary covenants and performance requirements.

Description of Common Stock

We are authorized to issue 350,000,000 shares of common stock. As of June 6, 2006, 158,837,615 shares were issued and outstanding. Holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. Certain of our stockholders representing approximately 84% of our common stock are parties to a corporate governance and voting agreement, which restricts their voting and disposition powers with respect to certain matters described therein. This agreement will terminate no later than our 2007 annual stockholders meeting.

Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Our credit facility currently restricts our ability to pay dividends.

Upon our liquidation or dissolution, holders of our common stock are entitled to share ratably in the distribution of assets, subject to the rights of the holders of our preferred stock. Holders of our common stock have no preemptive rights, subscription rights or conversion rights. There are no redemption or sinking fund provisions with respect to our common stock.

Our common stock is listed on the Nasdaq National Market under the symbol “ABBI.” American Stock Transfer serves as the transfer agent and registrar for our common stock.

Anti-Takeover Provisions

Provisions of Delaware law and our certificate of incorporation and bylaws could make our acquisition by means of a tender offer, a proxy contest or otherwise, and the removal of incumbent officers and directors more difficult. These provisions are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging proposals, including proposals that are priced above the then current market value of our common stock, because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware law

We are subject to Section 203 of the Delaware General Corporation Law. Under this provision, we may not engage in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to that date our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction began; or

•	on or following that date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to some exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control of our company. In particular, our certificate of incorporation and bylaws, as applicable, among other things:

•	provide that special meetings of the stockholders may be called only by our president, our secretary or at the direction of our board of directors. Advance written notice of a stockholder proposal or director nomination that the stockholder desires to present at a meeting of stockholders is required and generally must be received by the secretary not less than 30 days nor more than 60 days prior to the meeting. Any amendment of this provision would require a vote of at least 80% of our capital stock;

•	do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the board and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of our company;

•	provide that vacancies on our board may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders; and

•	allow us to issue up to 6,000,000 shares of undesignated preferred stock with rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having the anti-takeover effect discussed above.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by them and to discourage certain types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Description of Preferred Stock

We are authorized to issue 6,000,000 shares of undesignated preferred stock. As of June 6, 2006, no shares of preferred stock are outstanding. We may issue preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors.

Each series of preferred stock will have specific financial and other terms that we will describe in a prospectus supplement. Any or all of the rights of our preferred stock may be greater than the rights of our common stock.

Upon issuance of a particular series of preferred stock, our board of directors is authorized to specify:

•	the number of shares to be included in the series;

•	the annual dividend rate for the series and any restrictions or conditions on the payment of dividends;

•	the redemption price, if any, and the terms and conditions of redemption;

•	any sinking fund provisions for the purchase or redemption of the series;

•	if the series is convertible, the terms and conditions of conversion;

•	the amounts payable to holders upon our liquidation, dissolution or winding up; and

•	any other rights, preferences and limitations relating to the series.

Our board of director’s ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights, may affect adversely the rights of holders of our common stock or other series of preferred stock that may be outstanding. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of our common stock. Management believes that the availability of preferred stock provides us with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer may be issued in one or more series. Shares of preferred stock, when issued against full payment of the purchase price, will be fully paid and non-assessable. Their par value or liquidation preference, however, will not be indicative of the price at which they will actually trade after their issuance. If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	the voting rights, if any;

•	the listing of the preferred stock on any securities exchange;

•	the applicable registrar and transfer agent for the series of preferred stock;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Unless we state otherwise in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Our $450 million three-year unsecured revolving credit facility with a syndicate of banks restricts our ability to declare or pay any dividends on, or make any other distributions in respect of, any of our capital stock or other equity interests. For a summary description of the credit facility, see “Credit Agreement and Revolving Credit Facility” above.

Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our restated articles of incorporation so permits.

Description of Warrants

We may issue warrants to purchase common stock or preferred stock. We may issue warrants independently or together with the common stock and/or preferred stock offered and may be attached to or separate from these securities. We may issue warrants in such amounts or in as many distinct series as we wish. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to the warrants being offered.

Specific Terms of the Warrants

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount, and terms of the common stock and/or preferred stock purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the common stock and/or preferred stock purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the common stock and/or preferred stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	in the case of warrants to purchase our common stock or preferred stock, any provisions for adjustment of the number or amount of shares of our common stock or preferred stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	in the case of warrants to purchase preferred stock, the designation, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants;

•	a discussion of any federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities, at the exercise price as shall be set forth in or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including the right to vote or to receive any payments of dividends on the preferred or common stock purchasable upon exercise.

Certificates for warrants to purchase securities will be exchangeable for new warrant certificates of different denominations.

PLAN OF DISTRIBUTION

We, or any selling securityholders, may sell the securities offered under this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

Each prospectus supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

We, or any selling securityholders, may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we, or the selling securityholders, sell securities to underwriters, we, or the selling securityholders, will execute an underwriting agreement with the underwriters at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us, or the selling securityholders, in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we, or the selling securityholders, specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We, or any selling securityholders, may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We, or the selling securityholders, will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We, or any selling securityholders, may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We, or the selling securityholders, will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We, or any selling securityholders, may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, as amended (the “Securities Act”), for any resale of the securities. We, or the selling securityholders, will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

We, or any selling securityholders, may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their own accounts or as our agent.

In connection with an underwritten offering of securities, the underwriters may engage in over-allotment, stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

Although we expect that delivery of securities generally will be made against payment on or about the third business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Certain of our securityholders may have pledged shares of their common stock in connection with borrowing arrangements. In connection with a default and foreclosure pursuant to such a borrowing arrangement, the pledgee may use this prospectus to sell the pledged selling securityholder shares. In particular, pursuant to a Merrill Lynch Loan and Collateral Account Agreement and/or Loan Management Account Agreement by and among one or more of our security holders and/or affiliates and/or one or more entities controlled by one or more of our securityholders and affiliates collectively, (the “Pledgor Securityholder”), Merrill Lynch Bank USA and/or Merrill Lynch Private Finance Inc. (individually and collectively, the “Lender”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (individually and collectively, the “Loan Agreement”), shares of common stock that may be sold subject to this prospectus by the Pledgor Securityholder have been pledged by the Pledgor Securityholder to the Lender as security for a loan or other extension of credit to the Pledgor Securityholder. Upon a default under the Loan Agreement, any of Merrill Lynch Private Finance Inc., Merrill Lynch Bank USA, their parent, Merrill Lynch & Co. Inc. or any subsidiary thereof, may be a selling securityholder hereunder and may sell the applicable shares of common stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference herein:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which includes APP’s audited financial statements for the latest fiscal year;

•	our Information Statement on Form 14C, filed with the SEC on March 13, 2006, excluding, however, the consolidated financial statements of American BioScience, Inc. for the year ended December 31, 2005 attached thereto;

•	all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 2005; and

•	the description of our common stock contained in our Registration Statements on Form 8-A (File No. 000-33407) and the section entitled “Description of Capital Stock” contained in our Registration Statement on Form S-1 (No. 333-70900), filed with SEC, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, a copy of the information that has been or may be incorporated by reference in this prospectus. Direct any request for copies to Christine Cassiano, Director, Corporate Communications, at our corporate headquarters, located at 11777 San Vicente Blvd., #550, Los Angeles, CA 90049 (telephone number (310) 826-8505).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. Please call the SEC at 1 (800) SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site at http://www.sec.gov, at which reports, proxy and information statements and other information regarding our company are available.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered securities of Abraxis will be passed upon for us by Morrison & Foerster LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of APP appearing in APP’s Annual Report (Form 10-K) for the year ended December 31, 2005 including the schedule appearing therein, and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of ABI for the year ended December 31, 2005, including the schedule appearing therein, appearing in Abraxis Bioscience Inc.’s Current Report (Form 8-K/A) filed June, 27, 2006, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The registrant will bear all expenses of this offering. The estimated expenses, other than underwriting or broker-dealer fees, discounts, and commissions, in connection with the offering are as follows:

Securities Act Registration Fee	$33,234.55
NASD Fee	50,500
Printing and Engraving Expenses*	30,000
Legal Fees and Expenses*	100,000
Accounting Fees and Expenses*	30,000
Blue Sky Fees and Expenses*	5,000
Trustee’s Fees and Expenses*	30,000
Miscellaneous*	21,165.45

Total	$300,000

*	Estimated

Item 15. Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Article VIII of our bylaws also provides for mandatory indemnification of our directors, executive officers, employees and agents to the fullest extent permissible under Delaware law.

Section 7 of our certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have entered into an agreement with each of our directors and executive officers that requires us to indemnify such persons against any expense, liability or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, and any federal state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payment thereunder, paid or incurred in connection with investigating, defending, being a witness in, or participating in, or preparing for any of the foregoing in, any proceeding relating to any event or occurrence by reason of the fact that such person is or was our director or officer, or is or was serving at our request in certain capacities. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We have obtained a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16. List of Exhibits.

1.1	Form of underwriting agreement*

3.1	Amended and Restated Certificate of Incorporation of the registrant(1)

3.2	Certificate of Merger of the registrant(3)

3.3	Bylaws of the registrant(1)

4.1	Instruments defining the rights of securityholders*

4.2	Form of Senior Indenture*

4.3	Form of Subordinated Indenture*

4.4	Form of Senior Note*

4.5	Form of Subordinated Note*

4.6	Specimen Stock Certificate of the registrant(3)

4.8	Corporate Governance and Voting Agreement, dated as of April 18, 2006, among the registrant and the stockholders listed therein(4)

4.9	Registration Rights Agreement, dated as of April 18, 2006, among the registrant and the stockholders listed therein(3)

4.10	Credit Agreement, dated as of April 18, 2006, among the registrant and the banks and parties listed therein(3)

5.1	Opinion of Morrison & Foerster LLP

12.1	Statement Re: Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on signature page of this registration statement)

25.1	Statement of Eligibility of Trustee*

*	To be filed by amendment or incorporated by reference prior to the offering of securities.
(1)	Incorporated by reference to registrant’s Registration Statement filed on Form S-1/A, file number 333-70900, filed with the SEC on December 11, 2001.
(2)	Incorporated by reference to registrant’s Registration Statement filed on Form S-1/A, file number 333-70900, filed with the SEC on December 13, 2001.
(3)	Incorporated by reference to registrant’s Quarterly Report filed on Form 10-Q, file number 000-33407, filed with the SEC on May 10, 2006.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of a Registrant or used or referred to by an undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering, and related matters to the extent required by the applicable form, not later than the first use, authorized by the Registrant after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the Registrant and no reoffering of such securities by the purchasers is proposed to be made.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant for expenses the incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (1) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California on June 27, 2006.

ABRAXIS BIOSCIENCE, INC.

By:	/s/ Patrick Soon-Shiong
Name:	Patrick Soon-Shiong, M.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Patrick Soon-Shiong, M.D. and Ronald E. Pauli, and each of them acting singly, as his or her true and lawful attorney-in-fact to sign on his or her behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Soon-Shiong Patrick Soon-Shiong, M.D.	Executive Chairman and Chief Executive Officer (Principal Executive Officer)	June 27, 2006

/s/ Ronald E. Pauli Ronald E. Pauli	Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2006

/s/ David S. Chen David S. Chen, Ph.D.	Director	June 27, 2006

/s/ Stephen D. Nimer Stephen D. Nimer, M.D.	Director	June 27, 2006

Leonard Shapiro	Director

/s/ Kirk K. Calhoun Kirk K. Calhoun	Director	June 27, 2006